UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) December 6, 2005



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



             STATE OF DELAWARE                  1-143           38-0572515
             -----------------                  -----           ----------
         (State or other jurisdiction of     (Commission     (I.R.S. Employer
         Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center, Detroit, Michigan                  48265-3000
      -----------------------------------------                  ----------
      (Address of Principal Executive Offices)                   (Zip Code)




        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  APPOINTMENT OF PRINCIPAL OFFICERS

On December 6, 2005 General Motors Corporation (GM) announced key management changes. The press release follows:


GM Announces Key Senior Management Moves

Fritz Henderson Named GM Vice Chairman, Chief Financial Officer
John Devine to Remain up to One Year as Vice Chairman


DETROIT - Frederick "Fritz" Henderson, chairman of GM Europe and a GM group vice president, has been elected GM vice chairman and chief financial officer by the GM Board of Directors, effective Jan. 1, 2006.

Current Vice Chairman and CFO John Devine has agreed to remain beyond his five-year contract, which expires this month, for up to one year and will serve as vice chairman. He will work closely with Henderson on transitional issues, and advise Chairman and CEO Rick Wagoner on implementing the GM North America turnaround plan and other strategic issues. The Board approved the moves during a meeting today in Detroit.

Wagoner said Henderson is "an exceptionally strong fit" to succeed Devine as CFO, given his track record of financial and business success globally.

"GM is fortunate to have a management team with deep bench strength," Wagoner said. "Fritz is the right person to take on the top finance responsibility at GM. Fritz has a tremendous background in finance and the auto business, having led all of GM's global regions outside North America."

Henderson has been in charge of GM Europe since June 2004, and previously was president of GM Asia Pacific from 2002 to 2004, and president of GM Latin America, Africa and Mideast from 2000 to 2002. He also served as president and managing director of GM do Brasil from 1997 to 2000, after holding a variety of management positions at GM's former Delphi unit, GMAC and the GM Treasurer's Office.

Wagoner praised Devine's contributions since his arrival at GM in December 2000.

"I want to thank John for his tireless efforts over the last five years; he's added huge value during this time. I asked him, and he agreed, to stay beyond his contract to lend his expertise in implementing our strategy to turn around our North American business. His relationships with global financial institutions, policymakers and our unions have been instrumental in getting the right strategy in place."

Henderson, 47, has an MBA from Harvard and a bachelor of science degree in finance from the University of Michigan. An accredited CPA, he began his GM career in 1984 at the GM Treasurer's Office. He then served in several positions at GMAC. Later, in automotive leadership roles, he instituted a solid path toward profitability at GM LAAM and oversaw remarkable growth and profitability at GM Asia-Pacific. At GM Europe, he has implemented a broad restructuring plan combining tough cost and revenue-growth actions that have the region well on its way back to profitability and sustained growth.

Carl-Peter Forster, GM vice president and president of GME, will continue that effort and replace Henderson as a GM group vice president and president of GME. Forster, who had significant automotive experience prior to joining GM, worked closely with Henderson on all parts of the GME turnaround plan over the past two years.

"Carl-Peter has played a significant role in the GME turnaround plan, both implementing the cost-reduction initiatives, as well as the product and revenue-growth elements of the plan," Wagoner said.
Before his appointment to his current position in 2004, Forster was chairman and managing director of Adam Opel AG since 2001. Before joining GM, Forster worked for 15 years at BMW AG. He began his career as a consultant for McKinsey & Co. in Munich in 1982. Forster, 51, has an economics degree from Bonn University and a degree in aviation and space technology from Munich Technical University.

Devine, 61, retired from Ford Motor Co. as an executive vice president and CFO in October 1999, and was chairman and chief executive officer of Fluid Ventures LLC before he joined GM. He had a 32-year career at Ford and held a variety of financial and product-development positions in the United States, the United Kingdom, Australia and Japan. He has an MBA from the University of Michigan and a bachelor of science degree from Duquesne University.

General Motors Corp. (NYSE: GM), the world's largest automaker, has been the global industry sales leader since 1931. Founded in 1908, GM today employs about 325,000 people around the world. It has manufacturing operations in 32 countries and its vehicles are sold in 200 countries.




                                      # # #



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  December 7, 2005              By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)